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                                                                     Exhibit l.3

BELL, BOYD & LLOYD LLC
                                            Three First National Plaza
                                            70 West Madison Street, Suite 3100
                                            Chicago, Illinois 60602-4207
                                            312.372-1121   Fax 312.372-2098

                                            Offices in Chicago and
                                            Washington D.C.

                                January 27, 2005

        As counsel for Nuveen Equity Premium Opportunity Fund (the "Registrant"), we consent to the incorporation by reference of our opinion, filed with Pre-effective Amendment No. 1 to the Registrant's Registration Statement on Form N-2 (File No. 333-120613 and 811-21674) on December 22, 2004.

        In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Very truly yours,

                                        /s/ Bell, Boyd & Lloyd LLC